As filed with the Securities and Exchange Commission on March 12, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	03-0422069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Mountain View Boulevard

Basking Ridge, New Jersey 07920

(908) 580-2100

(Address of Principal Executive Offices)

REGADO BIOSCIENCES, INC. 2013 EQUITY COMPENSATION PLAN

(Full Title of the Plan)

David J. Mazzo

Chief Executive Officer

Regado Biosciences, Inc.

120 Mountain View Boulevard

Basking Ridge, New Jersey 07920

(Name and Address Including Zip Code, of Agent For Service)

(908) 580-2100

Telephone Number, Including Area Code

Copies to:

Michael J. Lerner, Esq

John D. Hogoboom, Esq

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	1,065,530	$10.46	$11,145,444	$1,436

(1)	Covers 1,065,530 shares of common stock issuable under the Regado Biosciences, Inc. 2013 Equity Compensation Plan (the “2013 Plan”), and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an indeterminable number of shares of common stock issuable under the 2013 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.
(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Capital Market on March 10, 2014.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Regado Biosciences, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under the Company’s 2013 Equity Compensation Plan (the “Plan”). The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on January 1 of each year beginning in 2014 equal to 5% of the number of shares of Common Stock outstanding on December 31 of the preceding calendar year or a lesser number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 1,065,530 additional shares of Common Stock available for issuance under the Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 3,342,839 shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-191672) filed on October 10, 2013 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Regado Biosciences, Inc. (the “Company”) with the Commission, are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2014 and February 4, 2014 (other than any portions thereof deemed furnished and not filed); and

•	the description of our common stock contained on Form 8-A, filed with the SEC on June 4, 2013, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Basking Ridge, State of New Jersey, on this 12th day of March, 2014.

Regado Biosciences, Inc.

By:	/s/ DAVID J. MAZZO
David J. Mazzo
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Mazzo and Christopher E. Courts, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. MAZZO David J. Mazzo	Chief Executive Officer, and Director (Principal Executive Officer)	March 12, 2014

/s/ CHRISTOPHER E. COURTS Christopher E. Courts	Vice President, Finance (Principal Financial and Accounting Officer)	March 12, 2014

/s/ DENNIS PODLESAK Dennis Podlesak	Director, Chairman of the Board of Directors	March 12, 2014

/s/ B. JEFFERSON CLARK B. Jefferson Clark	Director	March 12, 2014

/s/ ANTON GOPKA Anton Gopka	Director	March 12, 2014

/s/ PIERRE LEGAULT Pierre Legault	Director	March 12, 2014

/s/ MICHAEL E. MENDELSOHN Michael E. Mendelsohn	Director	March 12, 2014

/s/ P. SHERRILL NEFF P. Sherrill Neff	Director	March 12, 2014

/s/ JESSE TREU Jesse Treu	Director	March 12, 2014

/s/ RAPHAEL WISNIEWSKI Raphaël Wisniewski	Director	March 12, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Sixth Amended and Restated Certificate of Incorporation of Regado Biosciences, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by the registrant on September 3, 2013).

4.2	Amended and Restated By-Laws of Regado Biosciences, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by the registrant on September 3, 2013).

10.1	Regado Biosciences, Inc. 2013 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.5 of the Registration Statement on Form S-1/A (File No. 333-188209) filed by the registrant).

5.1	Opinion of Lowenstein Sandler LLP*

23.1	Consent of Grant Thornton, LLP*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8)*

*	Filed herewith.

II-4